EXHIBIT 23.1


              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of Starnet Communications International Inc. on Form S-8 of Starnet Communications International Inc. of our report dated July 3, 1998, which appears in this Annual Report on Form 10-KSB, on our audits of the consolidated financial statements of Starnet Communications International Inc. as at and for the year ended April 30, 1998 and 1997 and the period from May 19, 1995 to April 30, 1996.






Vancouver, Canada                             /s/ ERNST & YOUNG
July 29, 1998                                Chartered Accountants